Exhibit 10.3

SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is made and entered into as of July 6, 2017 (the “Amendment Effective Date”), by and between Verandas at Mitylene, LLC, a Delaware limited liability company ("Seller"), and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Purchaser").

WITNESSETH THAT:

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement, dated May 30, 2017, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 12, 2017 (collectively, the "Contract"), with respect to certain real property located in Montgomery County, Alabama, and being more particularly described in the Contract; and

WHEREAS, Purchaser and Seller desire to amend the Contract as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.                  Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings respectively ascribed to them in the Contract.

2.                  Section 5.8 of the Contract is hereby amended to add the following provision as Section 5.8(e) thereof:

5.8 (e) Purchaser’s lender (the “Lender”) shall have no obligation to indemnify, hold harmless and defend the Indemnified Parties in accordance with the terms of this Section 5.8 for any period following Closing that Purchaser owns the Property. The Lender shall have an obligation to indemnify, hold harmless and defend the Indemnified Parties in accordance with the terms of this Section 5.8 if Lender acquires fee title to the Property following Closing; provided, however, Lender’s liability shall be limited solely to its interest in the Property and such liability shall be terminated if Lender sells the Property. Notwithstanding anything to the contrary contained herein, Lender (including its affiliates) shall not have any liability to the Indemnified Parties due to Lender’s consenting to a condominium conversion action requested by Purchaser or any other party.

3.                  Ratification. Except as amended hereinabove, the Contract remains unmodified and is hereby ratified and confirmed for all purposes and in all respects.

4.                  Counterparts. This Second Amendment may be executed in multiple, telecopied counterparts, all of which shall constitute one and the same instrument.

5.                  Entire Agreement. The Contract, as amended by this Second Amendment, constitutes the entire agreement of the parties with respect to the subject matter thereof and fully supersedes any and all prior or contemporaneous written or oral agreements and understandings between the parties pertaining to such subject matter.

6.                  Time of the Essence. Time is of the essence with respect to the Contract and this Second Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Second Amendment as of the Amendment Effective Date.

SELLER: VERANDAS AT MITYLENE, LLC, a Delaware limited liability company

By:	FDC Development JV, LLC, a Delaware limited liability company, its sole Member

	By:	Flournoy Development Company, LLC, a Georgia limited liability company, its Manager

		By:	/s/ Thomas H. Flournoy
		Name:	Thomas H. Flournoy
		Its:	President

[Signatures continued on following page]

[Signatures continued from preceding page]

PURCHASER: Inland Real Estate Acquisitions, Inc., an Illinois corporation

By:	/s/ Mark J. Cosenza
Name:	Mark J. Cosenza
Title:	Senior Vice President

[End of signatures]

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